Exhibit 99.1

NEWS
Tyco International Ltd.
90 Pitts Bay Road, 2nd Floor
Pembroke HM 08, Bermuda
Phone: 441-292-8674

Contacts:	Investor Relations
News Media	Ed Arditte, 609-720-4621
Gwen Fisher, 609-720-4387	John Roselli, 609-720-4624

TYCO’S NELLCOR UNIT WILL APPEAL JURY VERDICT ON PATENT

LAWSUIT BROUGHT BY MASIMO

PEMBROKE, Bermuda — March 26, 2004 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced that its Tyco Healthcare business unit Nellcor, market leader and global innovator of intelligent pulse oximetry solutions, will challenge the jury’s decisions of willful patent infringement and a $134.5 million damage award in post-trial motions, and, if necessary, in an appeal to the Court of Appeals for the Federal Circuit (CAFC). The damage award may be subject to a potential increase by the trial court.

Nellcor will ask the court to rule that its 4th and 5th generation pulse oximetry technologies do not infringe patents of Masimo Corp., Irvine, Calif., that cover its SET® signal processing technology.  Nellcor’s and Masimo’s technologies are used in medical devices, often in hospitals, to monitor the oxygen level in blood.

This is not the first time Masimo has asserted patent infringement claims against Nellcor. In October 2000 and August 2001, two federal courts (including the CAFC) ruled that Nellcor technology involved in the present case did not infringe Masimo’s adaptive filter SET patent, USP 6,036,642. The CAFC held that Nellcor’s technology was “truly different” (18 Fed. Appx. 852, 857 (Fed. Cir. 2001)). The jury in the present case was not allowed to consider those prior rulings.

“The jury decision is only one step in the legal process,” said David Sell, president, Nellcor. “Once again, we are prepared to present our position, if necessary, before the CAFC on a Masimo patent claim.”

Nellcor, a part of Tyco Healthcare, is dedicated to developing innovative, clinically relevant medical products with an emphasis on noninvasive patient safety monitoring and respiratory care. Nellcor is the world’s foremost supplier of pulse oximetry and airway management products. For more information, visit www.nellcor.com.

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world’s leading provider of both electronic security services and fire protection services; the world’s leading supplier of passive electronic components; a world leader in the medical products industry; and the world’s leading manufacturer of industrial valves and controls. Tyco also holds a strong leadership position in plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2003 revenues from continuing operations of approximately $37 billion.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: outcome of litigation. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

More detailed information about these and other factors is set forth in Tyco’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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